Exhibit 24
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that the undersigned do hereby constitute and appoint Douglas J. Leech and Kevin D. Lemley and each of them severally, the true and lawful agents and attorneys-in-fact (the “Agents” and, severally, an “Agent”) of the undersigned with full power to act, upon the terms and conditions herein set forth, for and in the name, place and stead of the undersigned in any way which the undersigned could do, if the undersigned were personally present, to execute in their name, place and stead (in any such capacity), all applications, certificates, letters, registration statements, amendments to registration statements or other documents addressed to or filed with the Securities and Exchange Commission which may be required in connection with the registration under the Securities Act of 1933, as amended, of the 1,000,000 shares of the common stock of Centra Financial Holdings, Inc., and to file the same with the Securities and Exchange Commission and other appropriate agencies or departments, each of said attorneys and agents to have power to act with or without the other, and to have full power and authority to do and perform in the name and on behalf of each of the undersigned directors every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as the undersigned may or could do in person.
     Dated this 4th day of June, 2007.

WITNESS the following signatures and seals:	/s/ Douglas J. Leech, Jr. Douglas J. Leech, Jr.	(SEAL)

	/s/ C. Christopher Cluss C. Christopher Cluss	(SEAL)

	/s/ James W. Dailey II James W. Dailey II	(SEAL)

	/s/ Arthur Gabriel Arthur Gabriel	(SEAL)

	/s/ Robert A. McMillan Robert A. McMillan	(SEAL)

	/s/ Mark R. Nesselroad Mark R. Nesselroad	(SEAL)

	/s/ Parry G. Petroplus Parry G. Petroplus	(SEAL)

	/s/ Milan Puskar Milan Puskar	(SEAL)

	/s/ Paul T. Swanson Paul T. Swanson	(SEAL)

	/s/ Bernard G. Westfall Bernard G. Westfall	(SEAL)